Exhibit 21.1
                                  ------------



                           SUBSIDIARIES OF THE COMPANY


                                    State or Jurisdiction
Name of Subsidiary                    of Incorporation         Percentage Owned
--------------------------------------------------------------------------------

Commodore Solution                      Delaware                         100%
Technologies, Inc.

Commodore Advanced                      New Mexico                       100%
Sciences, Inc.*

A.S. Environmental, Inc.*               Delaware                         100%

Commodore Government                    Delaware                         100%
Environmental
Technologies, Inc.*

Environmental Alternatives, Inc.*       New Mexico                       100%

Advanced Sciences Integrated            Mexico                           100%
Mexico, S.A. de C.V.*

Advanced Sciences Integradas S.A.*      Argentina                        100%



*  Wholly owned subsidiary of Commodore Solution Technologies, Inc.